[IRIS GRAPHIC]                                                      NEWS RELEASE
--------------------------------------------------------------------------------
CONTACTS:   MARTIN S. MCDERMUT, VICE PRESIDENT AND CFO
            818-709-1244 OR
            ROBERT FROST, ECOM CONSULTANTS
            212-391-9475                                   FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------


                        THERMO AMEX CONVERTS $3 MILLION

                      OF IRIS PREFERRED SHARES INTO COMMON


         CHATSWORTH, CA, October 7, 1999 -- International Remote Imaging Systems, Inc. (IRI-ASE), a leading manufacturer and marketer of automated in vitro diagnostic (IVD) imaging systems, reported today that the Thermo Amex Convertible Growth Fund has converted its $3 million investment in the 3,000 shares of the company's Series A Convertible Preferred Stock into 2 million shares of common stock. As a result of the conversion the Company now has 9,172,607 shares of common stock outstanding. As previously disclosed in Company's SEC filings, Thermo Amex had the right since 1997 to convert its investment into the company's common shares at a discount to market, subject to a maximum of two million common shares.

         IRIS designs, develops, manufactures and markets IVD imaging systems based on its patented and proprietary AIM technology for automating microscopic procedures performed in hospital and reference clinical laboratories and genetics laboratories, worldwide. Its major product lines are The Yellow IRIS(R) family of urinalysis workstations, the PowerGene(TM) line of cytogenetic analyzers and the StatSpin line of centrifugal specimen preparation devices.


                                   * * * * * *


                                       5